Exhibit 99.1

Selected Financial Data

The following table shows our selected financial data for the periods and as of the dates indicated, which is derived from the consolidated financial statements. These consolidated financial statements include our accounts, which have been combined with the historical assets, liabilities and operations of our additional 25.1% limited liability interest in East Texas, which we acquired from DCP Midstream, LLC in April 2009; our 100% interest in DCP Southeast Texas Holdings, GP, or Southeast Texas, of which 33.33% and 66.67% were acquired from DCP Midstream, LLC in January 2011 and March 2012, respectively; commodity derivative hedge instruments related to the Southeast Texas storage business, which we acquired from DCP Midstream, LLC in March 2012; and our 80% interest in DCP SC Texas GP, or the Eagle Ford system, of which 33.33% and 46.67% were acquired from DCP Midstream, LLC in November 2012 and March 2013, respectively. Prior to our acquisition of the remaining 66.67% interest in Southeast Texas, we accounted for our initial 33.33% interest as an unconsolidated affiliate using the equity method of accounting. Subsequent to our acquisition of the remaining 66.67% interest in Southeast Texas, we own 100% of Southeast Texas which we account for as a consolidated subsidiary. Prior to our acquisition of the additional 46.67% interest in the Eagle Ford system, we accounted for our initial 33.33% interest as an unconsolidated affiliate using the equity method of accounting. Subsequent to our acquisition of the additional 46.67% interest in the Eagle Ford system, we own 80% of the Eagle Ford system which we account for as a consolidated subsidiary. These transactions were between entities under common control and represented a change in reporting entity; accordingly, our financial information includes the historical results of entities and interests contributed to us by DCP Midstream, LLC for all periods presented. The information contained herein should be read together with, and is qualified in its entirety by reference to, the consolidated financial statements and the accompanying notes included elsewhere in this Form 8-K.

Our operating results incorporate a number of significant estimates and uncertainties. Such matters could cause the data included herein to not be indicative of our future financial condition or results of operations. A discussion on our critical accounting estimates is included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.2 to this Form 8-K.

The table should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended December 31,
	2012 (a)	2011 (a)	2010 (a)	2009 (a)	2008 (a)
	(Millions, except per unit amounts)
Statements of Operations Data:
Sales of natural gas, propane, NGLs and condensate	$2,459	$3,487	$3,038	$2,274	$4,588
Transportation, processing and other	232	205	160	131	132
Gains (losses) from commodity derivative activity, net (b)	70	8	3	(56)	84

Total operating revenues (c)	2,761	3,700	3,201	2,349	4,804

Operating costs and expenses:
Purchases of natural gas, propane and NGLs	2,177	3,100	2,758	2,025	4,187
Operating and maintenance expense	193	188	155	139	154
Depreciation and amortization expense	89	133	115	103	88
General and administrative expense	74	75	66	61	62
Step acquisition — equity interest re-measurement gain	—	—	(9)	—	—
Other (income) expense	—	(1)	(2)	1	—
Other income — affiliates	—	—	(3)	—	—

Total operating costs and expenses	2,533	3,495	3,080	2,329	4,491

Operating income	228	205	121	20	313
Interest income	—	—	—	—	6
Interest expense	(42)	(34)	(29)	(28)	(33)
Earnings from unconsolidated affiliates (d)	26	23	23	18	18

Income before income taxes	212	194	115	10	304
Income tax expense	(1)	(1)	(2)	(1)	(1)

Net income	211	193	113	9	303
Net income attributable to noncontrolling interests	(13)	(30)	(12)	(7)	(54)

Net income attributable to partners	$198	$163	$101	$2	$249
Less:
Net income attributable to predecessor operations (e)	(33)	(63)	(53)	(20)	(123)
General partner interest in net income	(41)	(25)	(17)	(13)	(13)

Net income (loss) allocable to limited partners	$124	$75	$31	$(31)	$113

Net income (loss) per limited partner unit-basic	$2.28	$1.73	$0.86	$(0.99)	$4.11

Net income (loss) per limited partner unit-diluted	$2.28	$1.72	$0.86	$(0.99)	$4.11

	Year Ended December 31,
	2012 (a)	2011 (a)	2010 (a)	2009 (a)	2008 (a)
	(Millions, except per unit amounts)
Balance Sheet Data (at period end):
Property, plant and equipment, net	$2,550	$2,114	$1,816	$1,573	$1,464
Total assets	$3,603	$2,912	$2,607	$2,171	$2,128
Accounts payable	$223	$414	$305	$283	$241
Long-term debt	$1,620	$747	$648	$613	$657
Partners’ equity	$1,405	$1,256	$1,128	$798	$835
Noncontrolling interests	$189	$306	$288	$279	$223
Total equity	$1,594	$1,562	$1,416	$1,077	$1,058
Other Information:
Cash distributions declared per unit	$2.700	$2.548	$2.438	$2.400	$2.390
Cash distributions paid per unit	$2.660	$2.515	$2.420	$2.400	$2.360

(a)	Includes the effect of the following acquisitions prospectively from their respective dates of acquisition: (1) Michigan Pipeline & Processing, LLC acquired in October 2008; (2) certain companies acquired from MichCon Pipeline Company in November 2009; (3) the Wattenberg pipeline acquired from Buckeye Partners, L.P. in January 2010; (4) an additional 5% interest in Collbran Valley Gas Gathering LLC, acquired from Delta Petroleum Company in February 2010; (5) the Raywood processing plant and Liberty gathering system acquired in June 2010; (6) an additional 50% interest in Black Lake Pipeline Company, or Black Lake, acquired from an affiliate of BP PLC in July 2010; (7) Atlantic Energy acquired from UGI Corporation in July 2010; (8) Marysville Hydrocarbons Holdings, LLC acquired on December 30, 2010; (9) the DJ Basin NGL fractionators acquired in March 2011; (10) the remaining 49.9% interest in East Texas from DCP Midstream, LLC in January 2012; (11) a 10% ownership interest in the Texas Express Pipeline from Enterprise Products Partners, L.P. in April 2012; (12) a 12.5% interest in the Enterprise fractionator and a 20% interest in the Mont Belvieu 1 fractionator, from DCP Midstream, LLC in July 2012; and (13) the Crossroads processing plant and 50% interest in CrossPoint Pipeline, LLC, acquired from Penn Virginia Resource Partners, L.P. in July 2012.
Prior to our acquisition of an additional 50% interest in Black Lake, in July 2010, we accounted for Black Lake under the equity method of accounting. Subsequent to this transaction we account for Black Lake as a consolidated subsidiary.
(b)	Includes the effect of the commodity derivative hedge instruments related to the Eagle Ford system, of which 33.33% was acquired from DCP Midstream, LLC in November 2012 and 46.67% was acquired in March 2013; the Goliad plant, of which 33.33% was acquired from DCP Midstream, LLC in December 2012 and 46.67% was acquired in March 2013; the Southeast Texas storage business acquired from DCP Midstream, LLC in March 2012 and the NGL Hedge acquired from DCP Midstream, LLC in April 2009.
(c)	Prior to the acquisition of the remaining 49.9% limited liability company interest in East Texas in January 2012, we hedged the proportionate ownership of East Texas. Results shown include the unhedged portion of East Texas owned by DCP Midstream, LLC. Our consolidated results depict 75% of East Texas unhedged in all periods prior to the second quarter of 2009 and the remaining 49.9% of East Texas unhedged for all periods from the second quarter of 2009 through the fourth quarter of 2011. Our consolidated results depict 100% of Southeast Texas unhedged in 2010 and 66.67% unhedged in 2011 and through March 2012 corresponding with DCP Midstream, LLC’s ownership interest in Southeast Texas. Our consolidated results depict 100% of the Eagle Ford system unhedged in 2010 and through October 2012, and 66.67% from November 2012 through December 31, 2012, corresponding with DCP Midstream, LLC’s ownership interest in the Eagle Ford system.
(d)	Includes our proportionate share of the earnings of our unconsolidated affiliates. Earnings include the amortization of the net difference between the carrying amount of the investments and the underlying equity of the investments.
(e)	Includes the net income attributable to an additional 25.1% limited liability company interest in East Texas prior to the date of our acquisition from DCP Midstream, LLC in April 2009; the initial 33.33% interest in Southeast Texas prior to the date of our acquisition from DCP Midstream, LLC in January 2011; the remaining 66.67% interest in Southeast Texas and commodity derivative hedge instruments prior to the date of our acquisition from DCP Midstream, LLC in March 2012; the initial 33.33% interest in the Eagle Ford system prior to the date of our acquisition from DCP Midstream, LLC in November 2012; and the additional 46.67% interest in the Eagle Ford system prior to the date of our acquisition from DCP Midstream, LLC in March 2013.

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